UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2016 (October 11, 2016)

Coty Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2016, Coty Inc. (the “Company”) announced that its Chief Legal Officer and Secretary, Jules Kaufman, will be leaving the Company.  Having just helped lead the Company through its merger with P&G Beauty Brands, Mr. Kaufman decided to remain in the U.S. and pursue other interests.  Mr. Kaufman will be succeeded by Greerson (Greer) McMullen, who will be located in the Company’s London office.  Mr. McMullen will join the Company on October 24, 2016 and will work with Mr. Kaufman on an orderly handover. The terms of Mr. Kaufman’s separation are expected to be substantially in accordance with his employment agreement dated November 19, 2007 including one year of base salary from January 31, 2017, the effective date of his separation.  Pursuant to the agreement, Mr. Kaufman’s outstanding equity awards would be treated in accordance with the governing award documentation.

On October 11, 2016, Coty Services UK Ltd., a wholly owned subsidiary of the Company ("Coty Services"), entered into an agreement (the "Employment Agreement") with Greerson McMullen in connection with the appointment of Mr. McMullen as Chief Legal Officer, General Counsel and Secretary of the Company effective October 24, 2016 (the "Effective Date").

The employment agreement provides for an annual base salary in the amount of 450,000 British pounds, an annual incentive bonus under the Company’s Annual Performance Plan (“APP Bonus”) targeted to be 60% of Mr. McMullen’s annual base salary (with a maximum bonus of up to 3.6 times the target amount) and participation in the Company’s benefits programs generally made available to similarly-situated senior officers as set forth in his Employment Agreement. In addition, Mr. McMullen will be eligible for annual long-term incentive awards, in such amounts and in such form as shall be determined by the Company’s Board of Directors or a duly authorized committee thereof. However, it is currently expected that such annual long-term incentive awards will consist of annual grants of restricted stock units (each, an “RSU”) having a grant date fair value of USD 600,000, which RSUs represent the right to receive, upon vesting, one share of common stock for each RSU. The RSUs generally vest at the end of five years of continuous service following the grant date. Mr. McMullen will participate in the 2016 grant.

As an inducement for him to enter Coty Service’s employment, Mr. McMullen will receive a sign-on bonus of USD 600,000 payable in British pounds (at the daily exchange rate) in the first 90 days of employment. In the event he ceases to be an employee of Coty Services within three years of the Effective Date other than due to death, disability, ill health or termination without cause, he shall repay to Coty Services an amount equal to this entire bonus.

In the event of termination of Mr. McMullen’s employment without cause by the Coty Services, he would be eligible to receive his base salary for a period of up to 12 months.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2016.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release of the Company, dated October 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: October 14, 2016	By:	/s/ Patrice de Talhouët
	Name:	Patrice de Talhouët
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated October 14, 2016.